Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF MARYLAND (Baltimore Division) In re: * FIRST MARINER BANCORP * Case No: 14-11952-DER (Chapter 11) Debtor * * * * * * * * * * * * * FINAL ORDER ESTABLISHING NOTIFICATION AND HEARING PROCEDURES FOR TRANSFERS OF CERTAIN EQUITY SECURITIES AND GRANTING RELATED RELIEF Upon the motion [Dkt. No. 6] (the “Motion”)1 of the above-captioned debtor and debtor in possession (the “Debtor”) for entry of a final order (this “Final Order”) authorizing the Debtor to establish notification and hearing procedures that must be satisfied before certain shareholders may make transfers of equity securities in First Mariner Bancorp (“FMAR”), all as more fully set forth in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and venue being proper pursuant to 28 U.S.C. §§ 1408 and 1409; this Court having conducted (i) a hearing with respect to interim relief requested under the Motion on February 11, 2014 and (ii) a hearing with respect to the final relief requested under the Motion on March 7, 2014; and the relief granted herein being granted upon the record of such hearing and the full record in this Bankruptcy Case; and all objections to the Motion (as related to the Final Order), if 1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion. Signed: March 12, 2014 SO ORDERED Entered: March 12, 2014 Case 14-11952

any, having been withdrawn or overruled; and it appearing that the relief requested in the Motion is in the best interests of the Debtor’s estate, its creditors and other parties in interest; and the Debtor having provided adequate and appropriate notice of the Motion under the circumstances; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED FOUND AND DETERMINED THAT 1. The Motion is granted on a final basis. 2. The following procedures shall apply to trading in equity securities of FMAR: a. Any Person (as defined in paragraph “f” below) who currently is or becomes a Substantial Shareholder (as defined in paragraph “f” below) must file with the United States Bankruptcy Court for the District of Maryland (Baltimore Division), 101 West Lombard Street, Baltimore, MD 21201, and serve upon the Debtor’s bankruptcy counsel, Kramer Levin Naftalis & Frankel LLP, Attn: Robert T. Schmidt and Joshua K. Brody, 1177 Avenue of the Americas, New York, NY 10036, a declaration of such status, in the form of Exhibit C attached to the Motion (each, a “Declaration of Status”), on or before the later of (i) 30 days after the date the Debtor serves a notice of entry of an Interim Order (the “Notice of Order”) and (ii) ten days after becoming a Substantial Shareholder. b. If a Person intends to effectuate any transfer of Beneficial Ownership (as defined in paragraph “f” below) of Equity Securities that would result in either (i) an increase in the amount of Equity Securities of which a Person has Beneficial Ownership, if such Person is already a Substantial Shareholder, or (ii) such Person becoming a Substantial Shareholder, such Person must file with the Court, and serve upon Debtor’s counsel, an advance written declaration of the intended transfer of Equity Securities, in the form of Exhibit E attached to the Motion (each, a “Declaration of Intent to Purchase”). c. Prior to effectuating any transfer of Beneficial Ownership of Equity Securities that (i) would result in a decrease in the amount of Equity Securities of which a Substantial Shareholder has Beneficial Ownership or (ii) would result in a Person ceasing to be a Substantial Shareholder, such Substantial Shareholder must file with the Court, and serve upon the Debtor’s counsel, an advance written declaration of the intended transfer of Equity Securities, in the form of Exhibit F attached to the Motion (each, a “Declaration of Intent to Sell” and with a Declaration of Intent to Purchase, each, a “Declaration of Proposed Transfer”).

d. The Debtor will have 15 calendar days after receipt of a Declaration of Proposed Transfer to file with the Court, and serve on such Substantial Shareholder or potential Substantial Shareholder, an objection to any proposed transfer of Beneficial Ownership of Equity Securities described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtor’s and the Bank’s ability to utilize NOLs. If the Debtor files an objection, such transaction is not effective unless such objection is withdrawn by the Debtor or such transaction is approved by a final order of the Court that is no longer subject to appeal. If the Debtor does not object within such 15-day period, such transaction can proceed solely as set forth in the Declaration of Proposed Transfer. Further transactions within the scope of these Trading Procedures must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 15-day waiting period for each such additional Declaration of Proposed Transfer. e. Any acquisition, disposition, or other transfer of Equity Securities of the Debtor in violation of the Trading Procedures shall be null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code. f. For purposes of the Trading Procedures: “Beneficial Ownership” of Equity Securities is determined under IRC section 382 and related regulations and includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries and a partner in a partnership would be considered to own its proportionate share of any equity securities owned by such partnership), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of equity securities and ownership of equity securities that such holder has an Option or warrant to acquire. “Equity Securities” means common stock of FMAR or of any beneficial interest therein (including Options). “Option” means an option to acquire equity securities, including any contingent purchase, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable. “Person” shall have the same meaning as the term “person” in IRC section 7701(a)(1). “Substantial Shareholder” means any Person that has Beneficial Ownership of at least 936,443 shares of FMAR’s common stock (representing approximately

4.75% of all issued and outstanding shares of FMAR common stock).2 3. No later than three business days following entry of the Final Order, the Debtor shall cause a notice of the entry of this Final Order substantially in the form of the Notice of Order (as defined in the Motion and attached as Exhibit D to the Motion) to be served by overnight mail on the General Notice Parties and the Debtor’s registered shareholders. 4. The requirements set forth in this Order are in addition to the requirements of Bankruptcy Rule 3001(e) and all applicable securities, corporate and other laws, and do not excuse compliance therewith. 5. The Debtor is authorized to take all actions necessary to effectuate the relief granted pursuant to this Final Order in accordance with the Motion. 6. The terms and conditions of this Final Order shall be immediately effective and enforceable upon its entry. 7. This Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Final Order. END OF ORDER 2 Based on a total of 19,714,592 shares of common stock outstanding as of January 30, 2014.